Exhibit 99.1

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET

June 2009

INVESTMENT OBJECTIVE

The investment strategy of the Wells Mid-Horizon Value-Added Fund is to acquire office and industrial properties that we believe are undervalued or underperforming and to restabilize them in the near-term, utilizing multiple market and property-level tactics to enhance the assets' values.

PORTFOLIO SUMMARY

Property	% Leased	Size (sq. ft.)	Acquisition Date	Total Price	Price/Sq. Ft.	Location
6000 Nathan Lane	100%	183,999	Sept. 20, 2006	$25.35 million	$138	Plymouth, Minn.
3000 Park Lane	100%*	105,316	Jan. 5, 2007	$11.00 million	$104	Pittsburgh, Pa.
330 Commerce Street	76%	118,082	Dec. 14, 2007	$13.80 million	$117	Nashville, Tenn.
Parkway at Oakhill	15%**	145,789	Oct. 15, 2008	$19.00 million	$130	Austin, Texas

*Currently 100% leased. In July 2008, CIGNA signed a lease renewal through 2020. As part of the concessions for the lease renewal, CIGNA will pay rent on 80,000 SF as of 8/1/2008 and 92,500 SF as of 8/1/2009. Beginning 8/1/2010, CIGNA will pay rent on the entire building.

**As of October 2009.

MESSAGE FROM THE PORTFOLIO MANAGER



Even with economic conditions and U.S. office market supply and demand fundamentals remaining largely unchanged during the second quarter, we are making forward progress in the portfolio.

We were very pleased to sign our first lease at Parkway at Oak Hill in Austin with Espey Consultants, an environmental and engineering consulting firm. The company will lease 16,383 square feet for nearly 11 years beginning in October 2009. We successfully negotiated a rental rate and tenant build-out allowance that were generally consistent with our acquisition projections. At the same time, higher-than-expected free rent concessions were made as a result of market conditions.

A second lease also was signed with The Solomon Group, Inc. The financial services firm will lease 5,608 square feet for approximately six years. These two leases are meaningful milestones for this asset, as they represent more than 15% of the rentable area and give us leasing momentum going forward. We continue to see good tenant prospect activity at Parkway in the midst of a competitive leasing environment.

Much of our first quarter commentary on the state of the office market is still on point with the national unemployment rate, currently at 9.5%, and the U.S. office vacancy rate at 15.3%. Even with a leasing climate that continues to favor tenants, we remain confident in the competitive positioning of our three assets with space availabilities or near-term lease expirations.

We're continuing our efforts to replace our existing line of credit. Bank of America has granted a short-term extension of the existing credit facility. We are pursuing opportunities with various lending sources for a new facility that will address both our current and future financing requirements, and we expect to have the new financing in place by the end of third quarter 2009.

The Fund's board of directors has maintained its policy of not making a distribution for this quarter, given that factors discussed in previous quarters (economic climate, capital needs for near-term leasing, the status of our financing efforts, etc.) continue to be relevant. Our real estate portfolio remains well-leased and is generating positive cash flow, bolstering our financial flexibility in the near-term.

Thank you again for your investment with us.

Kevin Hoover, MAI, CCIM
President, Wells Investment Management Company, LLC

FUND INVESTMENT STRATEGY

The Fund seeks to capture superior total returns for investors by selling each asset once its stabilized value has been achieved (target investment horizon 4–8 years). The Fund will create value through:

- Enhanced leasing — new tenants and tenant retention
- Tenant credit improvement — targeting "rising-star" tenants
- Local market recovery and lease rate improvement
- Property renovation and repositioning
- Asset and property management operations

Please see Risk Factors on reverse.

OFFERING SUMMARY HIGHLIGHTS

The Fund offers the potential for a higher risk-adjusted return from underperforming office and industrial real estate investments across the U.S.

OFFERING DATES	September 2005—September 2008
TOTAL EQUITY RAISED	$51,664,669
PRICE PER UNIT	$1,000
STRUCTURE	Regulation "D" Private Placement
TARGET INVESTMENT HORIZON	4–8 years*
CURRENT LEVERAGE	33% (50% leverage target)

*Although the Private Placement Memorandum allows for more time, we will work diligently to deliver the target return during a four- to eight-year period.

This informational piece must be read in conjunction with the Private Placement Memorandum (PPM) in order to understand fully all of the implications and risks of the Wells Mid-Horizon Value-Added Fund I offering. Wells Real Estate Funds is affiliated with the Dealer-Manager — Wells Investment Securities, Inc. — Member FINRA/SIPC.

Continued on reverse

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC FACT SHEET

June 2009

PORTFOLIO UPDATE

Parkway at Oak Hill

Austin, Texas

Class-A property located in

the Southwest suburban

market of Austin.

property

Oak Hill

Austin, Texas

Class-A property located in the Southwest suburban market of Austin.

property located in the Southwest suburban market of Austin.

High-quality new construction offering prospective tenants tremendous flexibility.

Acquisition price of $130 per square foot is substantially below the previous buyer’s price and reflects a discount to replacement cost.

Completed the first lease with Espey Consultants for 16,383 square feet in June 2009. Lease term is almost 11 years. A second lease also was signed with The Solomon Group, Inc. The financial services firm will lease 5,608 square feet for approximately six years.

Direct vacancy for Austin office space continued its upward trend in first quarter 2009, increasing slightly from fourth quarter 2008 to 17.6%. In comparison, the Southwest submarket saw vacancy decline to 15.8%, although sublease availabilities are affecting the market. Absorption of space is expected to remain relatively flat through 2009. In the near-term, downward pressure on rental rates will likely continue, and tenant concessions will likely rise slightly. However, tenant demand appears to be increasing, with several larger leases signed in the second quarter.

6000 Nathan Lane

Plymouth (Minneapolis),

Minnesota

5-story, Class-A office building

6000 Nathan Lane Plymouth (Minneapolis), Minnesota

5-story, Class-A office building

Currently 100% leased, with the building’s major tenant, Brocade Communications Systems, leasing 80% of the building through 2010. Brocade is a global industry leader in data center networking solutions and services.

Built in 1999, the property was purchased at a price ($138 per square foot) significantly below Wells’ estimated replacement cost of $185–$210 per square foot.

Several of the property’s features, including flexible floor plates, a higher-than-average parking ratio, visibility from the freeway, and convenient access characteristics, should be attractive as we compete to retain existing tenants and attract new ones.

The overall Minneapolis office market weakened slightly in the first quarter 2009. While average asking rents increased slightly, the vacancy rate increased to 15.1%, This rate could increase further in 2009, with new construction totaling 1,008,000 square feet and approximately 633,000 square feet preleased. Nathan Lane submarket is faring better than Minneapolis as a whole, with current vacancy at 9.9% and asking rents that are higher than the market average. However, this submarket also may be impacted by new construction delivering in 2009.

3000 Park Lane

Pittsburgh, Pennsylvania

5-story, Class-A office building

3000 Park Lane Pittsburgh, Pennsylvania

Currently 100% leased. In July 2008, CIGNA signed a lease renewal through 2020. As part of the concessions for the lease renewal, CIGNA will pay rent on 80,000 square feet as of 8/1/2008 and 92,500 square feet as of 8/1/2009. Beginning 8/1/2010, CIGNA will pay rent on the entire building.

Attractive acquisition price of $104 per square foot — less than half of Wells’ estimated replacement cost of $210–$240 per square foot.

Several capital improvement projects included as part of the acquisition underwriting were completed recently, including replacing the roof and sealing the building exterior.

The property includes 8.6 acres of adjacent land, which provides multiple opportunities to create value, including potentially developing the site with an office building or selling the site to a third party for development with another commercial use.

330 Commerce Street

Nashville, Tennessee

Building is located in highly sought-after Nashville central business district and is the headquarters for Country Music Television (CMT).

330 Commerce Street Nashville, Tennessee

CMT leases three floors with lease expiration in May 2013.

4-story, Class-A office building atop a 9-level parking garage. The property also includes the top two levels of the parking garage, which provide a total of 136 spaces.

Attractive acquisition price of $117 per square foot is significantly below Wells’ estimated replacement cost of $170–$200 per square foot.

Existing vacancy (24%) provides the opportunity to increase value through leasing.

The Nashville market overall finished first quarter 2009 with net absorption of -343,000 square feet, pushing the market vacancy rate to 12.9%. Similarly, the Central Business District (CBD) saw office vacancy increase to 17.3%, and this rate may trend up slightly before beginning to recede as the economy improves. One building totaling 500,000 square feet — Pinnacle at Symphony Place — is under construction in the CBD and is 53% preleased. Sublease space is not exerting a significant influence in the market at this time, and tenant prospect activity remains consistent.

Risk Factors

There is no assurance that the portfolio will perform at the Fund’s targeted investment performance.

Illiquidity: No secondary market exists for the Fund’s shares.

A shorter investment time horizon can intensify market fluctuations.

Attracting financially stable tenants is a critical component of the Fund’s investment return.

Wells’ replacement value is a measurement used to analyze the property; however, this number does not guarantee a similar resale value.

We have a limited operating history; therefore, future performance and the performance of the Fund are difficult to predict.

Please note that there are uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.

Risk of vacancies may impact investment performance; vacancies of longer duration will have a greater impact on investment returns.

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©2009 Wells Real Estate Funds